Exhibit 1.1

EXECUTION COPY

$150,000,000

CONCENTRA OPERATING CORPORATION

9 1/2% Senior Subordinated Notes due 2010

PURCHASE AGREEMENT

August 5, 2003

CREDIT SUISSE FIRST BOSTON LLC

CITIGROUP GLOBAL MARKETS INC.,

As Representatives of the Initial Purchasers

listed on Schedule A hereto,

c/o Credit Suisse First Boston LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Concentra Operating Corporation, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) $150,000,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2010 (“Offered Securities”) to be issued under an indenture to be dated as of August 13, 2003 (the “Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”), and hereby agrees with the several Purchasers as follows:

The Company’s obligations under the Offered Securities, including the due and punctual payment of interest on the Offered Securities, shall be unconditionally guaranteed (each, a “Guarantee” and, collectively, the “Guarantees”) on a senior subordinated basis by each of the Company’s domestic subsidiaries listed on Schedule B hereto (together, the “Guarantors”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined below) among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), in substantially the form of Exhibit A hereto, pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

Concurrently with the consummation of the issue and sale of the Offered Securities as set forth in this Agreement, the Company and certain of its subsidiaries will enter into a credit agreement (the “Credit Agreement”) that will provide for a new revolving loan facility and a new term loan facility (together, the “Facilities”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any other document approved in writing by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the “Offering Document”. On the date of this Agreement, the Offering Document does not, and on the Closing Date the Offering Document will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (“CSFB”) and Citigroup Global Markets, Inc. (together with CSFB, the “Representatives”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Offered Securities have been duly authorized by the Company and each Guarantor and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and (assuming due authentication of the Offered Securities by the Trustee) will constitute valid and legally binding obligations of the Company and each Guarantor, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company or other, as applicable) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and, in the case of corporate subsidiaries, nonassessable; and, after giving effect to the Refinancing Transactions (as defined in the Offering Document), the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as described in the Offering Document. A list of all subsidiaries of the Company, including their respective legal names, jurisdictions of formation or organization, the Company’s direct or indirect ownership therein and whether they are Guarantors is attached hereto as Schedule C.

(e) The Indenture has been duly authorized by the Company and each Guarantor; when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Offered Securities by the Trustee) and the Indenture and such Offered Securities will conform in all material respects to the description thereof contained in the Offering Document, and (assuming due authorization, execution and delivery of the Indenture by the Trustee) the Indenture will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles.

(f) The Guarantee to be endorsed on the Offered Securities by each of the Guarantors has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document; when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Offered Securities by the Trustee) will constitute valid and legally binding obligations of such Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles.

(g) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture which is qualified thereunder.

(h) On the Closing Date, the Exchange Securities and Private Exchange Securities (each as defined in the Registration Rights Agreement) will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities and Private Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities and Private Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles.

(i) The guarantee to be endorsed on the Exchange Securities and Private Exchange Securities by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor; and when the Exchange Securities and Private Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles.

(j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement (assuming due authorization, execution and delivery thereof by each other party thereto other than the Company and the Guarantors) will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles and, as to rights of indemnification or contribution, to principles of public policy or Federal or state securities laws relating thereto. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Document.

(k) Neither the Company nor any of the Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in each case for such violations or defaults under clause (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to include any securities in any registration statement required to be filed pursuant to the Registration Rights Agreement.

(m) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any subsidiary and any person (other than the Purchasers) that would give rise to a valid claim against the Company, any subsidiary or any Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the Offered Securities or otherwise as a result of the transactions contemplated by this Agreement.

(n) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities, the Exchange Securities or the Private Exchange Securities by the Company or the issuance of the Guarantees or the guarantees related to the Exchange Securities or Private Exchange Securities by the Guarantors, except (i) for the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement with the Commission and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) as may be required by the Trust Indenture Act or (iii) for any consent, approval, authorization, order or filing required pursuant to state “blue sky” laws for foreign securities laws.

(o) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement by the Company and the Guarantors, and the issuance and sale of the Offered Securities by the Company and the issuance of the Guarantees by the Guarantors, and compliance in each case with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws of the Company or any such subsidiary, in each case as contemplated by this Agreement, except in each case for such breaches, violations or defaults under clause (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities, the Exchange Securities and the Private Exchange Securities and the Guarantors have the corporate, limited liability company or other power and authority to issue the Guarantees and the guarantees related to the Exchange Securities and the Private Exchange Securities.

(p) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(q) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and which are material to the business of the Company and its subsidiaries as currently conducted, in each case free from liens, encumbrances and defects that would materially interfere with their ability to conduct their business as currently conducted or utilize such property or asset for its intended purpose; and, except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with their ability to conduct their business as currently conducted or utilize such property for its intended purpose.

(r) The Company and its subsidiaries own, possess, or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except for such failures to own or possess or such inability to acquire as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(t) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(u) The financial statements included in the Offering Document, taken together with the notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial data included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions and the pro forma columns therein reflect the proper application of the adjustments to the corresponding historical financial statement amounts.

(v) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event that would reasonably be expected to cause a material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(w) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(x) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(y) The Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (“Permits”) of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, laws relating to the provisions of occupational healthcare services, medical review services and the operation of managed care provider networks as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Permit is valid and in full force and effect and the Company is in compliance with all the terms and conditions of its permits and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such Permit, or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Permit; and such Permits contain no restrictions that are unduly burdensome to the Company, except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(z) To the Company’s knowledge, neither the Company nor any affiliated entity, including, without limitation, any professional corporation, partnership or association, with which the Company or any affiliated entity contracts and through which services are provided (each a “Group Member” or collectively, the “Group Members”) has received any indication or notice, written or oral, from representatives of state workers’ compensation bureaus or organizations or the Medicare, Medicaid or CHAMPUS programs (each, a “Program” and, collectively, the “Programs”) or any other federal or state agency that any of the Group Members’ agreements or arrangements are contrary to any federal or state fraud and abuse laws or regulations or federal or state self-referral laws or regulations.

(aa) Except as set forth in the Offering Document or except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge, neither the Company nor any affiliated professional corporation, partnership or association has violated any federal, state or local statutes, rules or regulations or permit requirements relating to fraud and abuse, self-referral, fee-splitting, the corporate practice of medicine, the Programs, workers’ compensation, automobile insurance and other laws that regulate the ownership or operation of managed care provider networks or the provision of occupational healthcare services, cost containment services or medical review services or healthcare services generally or require licensing, certification or other approval of such services provided (collectively, the “Relevant Healthcare Laws”). Except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge, neither the Company, nor any affiliated professional corporation, partnership or association has engaged in a pattern or practice of making payments intended to obtain or induce patient referrals for any of their operations.

(bb) All Group Members that provide items and services reimbursed by the Programs are eligible to participate in the Programs.

(cc) The Group Members employ personnel familiar with the various laws and regulations governing workers’ compensation and reimbursement under the Programs and conduct periodic audits of the Group Members’ billing and collection procedures. To the best of the Company’s knowledge, (i) each Group Member is in substantial compliance with those laws and regulations; and (ii) except as otherwise indicated in the Offering Document, no Group Member has received any indication or notice, written or oral, from representatives of the Programs or any other federal or state agency that any of the Group Members’ billing procedures will be audited.

(dd) To the Company’s knowledge, the Group Members are in compliance with the laws and regulations pertaining to (i) physician licensure and (ii) physician fee-splitting in all states in which they are organized and otherwise authorized to conduct business, and are not engaged, either directly or indirectly, in either the unauthorized or unlicensed practice of medicine or in prohibited physician fee-splitting arrangements, except where such failure to be in compliance, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ee) To the Company’s knowledge, no Group Member, or any individual or business entity with which a Group Member contracts and through which services are provided, has received any indication or notice, written or oral, from representatives of the United States Department of Health and Human Services or any other federal or state agency or accrediting body regarding any matters, including, but not limited to, the revocation, suspension, termination or modification of any applicable licenses, certifications, accreditations or supplier numbers, which has had or could have with the passage of time a Material Adverse Effect.

(ff) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(gg) Subject to the accuracy of the Purchasers’ representations and warranties and their compliance with their agreements and the procedures in Section 4 of this Agreement, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and it is not necessary to qualify an indenture in respect of the Offered Securities under the TIA.

(hh) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to which the Company and the Guarantors make no representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ii) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Securities) will violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(jj) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(kk) None of the company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Offered Securities or the Guarantees.

(ll) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions, assuming the accuracy of the Purchaser’s representations set forth in Section 4 hereof.

(mm) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme by the Company or the Guarantors to evade the registration provisions of the Securities Act.

(nn) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

(oo) No registration under the Securities Act of the Offered Securities or the Guarantees is required for the sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the exempt resales by the Initial Purchasers, assuming the accuracy of the Purchaser’s representations set forth in Section 4 hereof.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 9½% of the principal amount thereof plus accrued interest from August 13, 2003 to the Closing Date the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more temporary global Securities in registered form without interest coupons (the “Temporary Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Temporary Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document.

Payment for the Temporary Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account of the Company or an account as the Company may direct at a bank acceptable to the representatives, at the office of Cravath, Swaine & Moore LLP at 9:30 a.m. (New York time) on August 13, 2003, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Temporary Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities. The Temporary Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither the such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Representatives’

consent, which consent will not be reasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to the Representatives copies of the Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and any of the Offered Securities remain outstanding, the Company will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Exchange Securities (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as the

Representatives designate and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i) In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue without the prior written consent of the Representatives, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed; provided that this provision shall not prohibit the filing of any Registration Statement, the issuance of the Exchange Securities, borrowings under the credit facilities existing on the date hereof or secured financings of accounts receivables and inventory. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers confirming that they are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings, and to the effect that:

(i) In their opinion the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable rules and regulations thereunder (the “Rules and Regulations”);

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Offering Circular;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited condensed financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets (working capital) or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Circular ; or

(C) for the period from the closing date of the latest income statement included in the Offering Circular to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales, net operating income or consolidated net income or total income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Circular disclose have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Circular (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Representatives is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and delivery and payment for the Offered Securities.

(c) The Purchasers shall have received an opinion, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, that:

(i) The Indenture, the Guarantees and the Offered Securities conform in all material respects to the description thereof contained in the Offering Circular; and (assuming due authorization, execution and delivery of the Indenture by the Trustee, due authentication of the Offered Securities by the Trustee and delivery of the Offered Securities against payment therefor in accordance with the Purchase Agreement) the Indenture, the Guarantee and the Offered Securities constitute valid and legally binding obligations of the Company and of the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles;

(ii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company” as defined in the Investment Company Act;

(iii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company or the issuance of the Guarantees or the guarantees related to the Exchange Securities or Private Exchange Securities by the Guarantors, except (i) for the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement with the Commission and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, (ii) as may be required by the Trust Indenture Act or (iii) for any consent, approval, authorization, order, or filing required pursuant to federal or state securities or “blue sky” laws of foreign securities laws;

(v) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement by the Company and the Guarantors, and the issuance and sale of the Offered Securities by the Company and the issuance of the Guarantees by the Guarantors, the application of the net proceeds therefrom and compliance in each case with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Facilities to be entered into as part of the Refinancing Transactions or the indenture governing the Company’s 13% Senior Subordinated Notes;

(vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors and (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and legally binding obligation of the Company and of the Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles and public policy considerations with respect to any rights of indemnity or contribution;

(vii) The Exchange Securities and Private Exchange Securities have been duly authorized by the Company and each of the Guarantors; and when the Exchange Securities and Private Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities and Private Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles;

(viii) The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor and conforms in all material respects to the description thereof in the Offering Circular; and when the Exchange Securities and Private Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute the valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles;

(ix) The Guarantee to be endorsed on the Exchange Securities and Private Exchange Securities by each Guarantor has been duly authorized by such Guarantor and has been duly executed and delivered by each such Guarantor; and when the Exchange Securities and Private Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute the valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and

(x) Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the TIA.

In addition, such counsel shall state in a letter to the Purchasers that such counsel has no reason to believe that the Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular. In rendering its opinion pursuant to this Section, Vinson & Elkins L.L.P. shall be entitled to rely (i) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Purchasers; and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, in rendering its opinion pursuant to this Section, Vinson & Elkins L.L.P. shall be permitted to assume the due authorization, execution and delivery of the documents and securities referenced in paragraphs (i) through (x) above.

(d) The Purchasers shall have received an opinion, dated as of the Closing Date, of Richard A. Parr II, General Counsel to the Company, that:

(i) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor; the Guarantees have been duly authorized, executed and delivered by the applicable Guarantor; the Offered Securities have been duly authorized, executed, issued and delivered by the Company;

(ii) This Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors;

(iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors;

(iv) The Exchange Securities and Private Exchange Securities have been duly authorized by the Company and each of the Guarantors;

(v) The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by each such Guarantor;

(vi) The Guarantee to be endorsed on the Exchange Securities and Private Exchange Securities by each Guarantor has been duly authorized by such Guarantor and has been duly executed and delivered by each such Guarantor;

(vii) The Company is an existing corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(viii) Each subsidiary of the Company is an existing corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other, as applicable) to own its properties and conduct its business as described in the Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and, in the case of corporate subsidiaries, nonassessable;

(ix) To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to include any securities in any registration statement required to be filed pursuant to the Registration Rights Agreement.

(x) To such counsel’s knowledge, except as set forth in the Offering Circular, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel’s knowledge, threatened or contemplated;

(xi) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities, the application of the net proceeds therefrom and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, including, without limitation, any Environmental Law, any Relevant Healthcare Law, any Program or the rules and regulations promulgated thereunder, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which has been filed with the Commission in connection with the Company’s most recent annual report on Form 10-K, as amended to the date of this agreement, or the charter or by-laws of the Company or any such subsidiary, except that no opinion need be expressed pursuant to this paragraph related to securities or other anti-fraud statutes, rules or regulations; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities, the Exchange Securities and the Private Exchange Securities, and the Guarantors have the corporate, limited liability company or other power and authority to issue the Guarantees and the guarantees related to the Exchange Securities and the Private Exchange Securities, in each case as contemplated by this Agreement;

(xii) The statements in the Offering Circular set forth under the headings “Risk Factors—Changes in state laws, rules and regulations, including those governing the corporate practice of medicine, fee splitting, worker’s compensation and insurance laws, rules and regulations, may affect our ability to expand all of our operations into other states and, therefore, our profitability,” “Risk Factors—New federal and state legislative and regulatory initiatives relating to patient privacy and new federal legislative and regulatory initiatives relating to the use of standard transaction code sets have required us and will continue to require us to expend substantial sums of money on the acquisition and implementation of new information systems, which could negatively impact our profitability,” “Risk Factors—Changes in the federal Anti-Kickback Statute and Stark Law and/or similar state laws, rules and regulations could adversely affect our profitability and ability to expand our operations,” “Business—Government Regulation,” “Certain Relationships and Related Transactions,” “Description of Other Indebtedness” and “United States Federal Income Tax Considerations,” insofar as such statements purport to constitute a summary of the legal matters referred to therein or the terms of the contracts referred to therein are accurate in all material respects and fairly summarize the matters set forth therein;

(xiii) To such counsel’s knowledge, the Company has such Permits of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, laws relating to the provisions of occupational healthcare services, medical review services and the operation of managed care provider networks as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; to such counsel’s knowledge, each such Permit is valid and in full force and effect and the Company is in compliance with all the terms and conditions of its permits and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; to such counsel’s knowledge, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such Permit, or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and to such counsel’s knowledge, such Permits contain no restrictions that are unduly burdensome to the Company, except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

(xiv) To such counsel’s knowledge, neither the Company nor any Group Member has received any indication or notice, written or oral, from representatives of any Program or any other federal or state agency that any of the Group Members’ agreements or arrangements are contrary to any federal or state fraud and abuse laws or regulations or federal or state self-referral laws or regulations;

(xv) Except as set forth in the Offering Circular or except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to such counsel’s knowledge, neither the Company nor any affiliated professional corporation, partnership or association has violated any Relevant Healthcare Law; except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to such counsel’s knowledge, neither the Company, nor any affiliated professional corporation, partnership or association has engaged in a pattern or practice of making payments intended to obtain or induce patient referrals for any of their operations;

(xvi) To such counsel’s knowledge, all Group Members that provide items and services reimbursed by the Programs are eligible to participate in the Programs;

(xvii) To such counsel’s knowledge, the Group Members employ personnel familiar with the various laws and regulations governing workers’ compensation and reimbursement under the Programs and conduct periodic audits of the Group Members’ billing and collection procedures; to such counsel’s knowledge, (i) each Group Member is in substantial compliance with those laws and regulations; and (ii) except as otherwise indicated in the Offering Circular, no Group Member has received any indication or notice, written or oral, from representatives of the Programs or any other federal or state agency that any of the Group Members’ billing procedures will be audited;

(xviii) To such counsel’s knowledge, the Group Members are in compliance with the laws and regulations pertaining to (i) physician licensure and (ii) physician fee-splitting in all states in which they are organized and otherwise authorized to conduct business, and are not engaged, either directly or indirectly, in either the unauthorized or unlicensed practice of medicine or in prohibited physician fee-splitting arrangements, except where such failure to be in compliance, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(xix) To such counsel’s knowledge, no Group Member, or any individual or business entity with which a Group Member contracts and through which services are provided, has received any indication or notice, written or oral, from representatives of the United States Department of Health and Human Services or any other federal or state agency or accrediting body regarding any matters, including, but not limited to, the revocation, suspension, termination or modification of any applicable licenses, certifications, accreditations or supplier numbers, which has had or could have with the passage of time a Material Adverse Effect.

In addition, such counsel shall state in a letter to the Purchasers that such counsel has no reason to believe that the Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular. In rendering his opinion pursuant to this Section, the Company’s General Counsel shall be entitled to rely (i) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are reasonably satisfactory to counsel for the Purchasers; and (ii) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

(e) The Purchasers shall have received an opinion, dated the Closing Date, from counsel reasonably satisfactory to the Representatives with respect to the incorporation and good standing of the Company, the valid existence and good standing of any subsidiary incorporated or organized under the laws of the State of Nevada, the valid existence and good standing of any subsidiary incorporated or organized under the laws of the State of Massachusetts and the valid existence and good standing of each other subsidiary for which an opinion will be delivered for the benefit of the lenders under the Facilities.

(f) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Circular there has been no material adverse change, nor any development or event that would reasonably be expected to cause a material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Circular (exclusive of any amendment or supplement thereto on or after the date of this Agreement).

(h) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Purchasers shall have received counterparts, conformed as executed, thereof.

(j) The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof.

(k) The Refinancing Transactions (other than the sale and issuance of the Offered Securities) shall have been consummated, subject to customary settlement periods.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Conditions of the Obligations of the Company and the Guarantors. The obligations of the Company and the Guarantors to issue and sell the Offered Securities on the Closing Date will be subject to the condition precedent that the Refinancing Transactions (other than the sale and issuance of the Offered Securities) shall have been consummated, subject to customary settlement periods.

8. Indemnification and Contribution. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any out-of-pocket legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims damages or liabilities arising out of our based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if (1) the Company furnished to the Purchasers sufficient copies of the Offering Circular on a timely basis to permit delivery of the written confirmation of the sale of the Offered Securities to such persons; (2) the person asserting such losses, claims, damages or liabilities purchased Offered Securities from such Purchaser in the initial resale by such Purchaser (each person an “Initial Resale Purchaser”) and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser at or prior to the delivery of the written confirmation of such sale; and (3) the Offering Circular would have cured the effect giving rise to such losses, claims, damages or liabilities.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third, sixth, eleventh and twelfth paragraphs under the caption “Plan of Distribution” and the paragraph on the cover page regarding the delivery of the Offered Securities; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, such consent not to be unreasonably withheld or delayed be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded, based on the advice of legal counsel, that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by CSFB and any such separate firm for the Company, the Guarantors, their directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. In no event will the indemnifying party be required to pay the fees and expenses of more than one counsel for the indemnified parties in any jurisdiction. No indemnified party shall effect any settlement of any pending or threatened action for which indemnification is provided without the prior written consent of the indemnifying parties, such consent not to be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, other than unavailability caused by the express provisions of subsections (a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d) no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons (provided that such persons shall not cause the offer, sale or issuance of the Offered Securities to require registration under the Securities Act, other than pursuant to the Registration Rights Agreement, or make the exemptions provided by Rule 144A and/or Regulation S unavailable for the offer, sale and issuance of the Offered Securities), including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the

Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 (provided that nothing shall prohibit the Company from seeking damages from any defaulting Purchaser) and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and c/o Citigroup Global Markets Inc., 338 Greenwich Street, 32nd Floor, New York, NY 10013, Attention: Legal—Addison Crawford, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Concentra Operating Corporation, 5080 Spectrum Drive, Suite 400-West Tower, Addison, TX 75001, Attention: Richard Parr, Esq.; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[The remainder of this page is blank.]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

CONCENTRA OPERATING CORPORATION

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President, General Counsel and Corporate Secretary

CONCENTRA HEALTH SERVICES, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President, General Counsel and Corporate Secretary

CONCENTRA INTEGRATED SERVICES, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President and Clerk

CONCENTRA LABORATORY, L.L.C.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

CONCENTRA MANAGED CARE BUSINESS TRUST,

by
/s/ DANIEL J. THOMAS
	Name:	Daniel J. Thomas
	Title:	Trustee

CONCENTRA MANAGEMENT SERVICES, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

CONCENTRA PREFERRED SYSTEMS, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr
	Title:	Executive Vice President, General Counsel and Corporate Secretary

CONCENTRA PREFERRED BUSINESS TRUST,

by
/s/ DANIEL J. THOMAS
	Name:	Daniel J. Thomas
	Title:	Trustee

CRA MANAGED CARE OF WASHINGTON, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President and Corporate Secretary

CRA-MCO, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President and Corporate Secretary

FIRST NOTICE SYSTEMS, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

FOCUS HEALTHCARE BUSINESS TRUST,

by
/s/ DANIEL J. THOMAS
	Name:	Daniel J. Thomas
	Title:	Trustee

FOCUS HEALTHCARE MANAGEMENT, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

HEALTHNETWORK SYSTEMS LLC,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President, General Counsel and Corporate Secretary

MEDICAL NETWORK SYSTEMS LLC,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President, General Counsel and Corporate Secretary

METRACOMP INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

NATIONAL HEALTHCARE RESOURCES, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Senior Vice President and Corporate Secretary

NHR WASHINGTON, INC.,

by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Vice President and Corporate Secretary

OCCUCENTERS I, L.P.

By its general partner
CONCENTRA HEALTH SERVICES INC.,
by
/s/ RICHARD A. PARR
	Name:	Richard A. Parr II
	Title:	Executive Vice President, General Counsel and Corporate Secretary

OCI HOLDINGS, INC.,

by
/s/ GARY CHEDEKEL
	Name:	Gary Chedekel
	Title:	Corporate Secretary and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first written above.

CREDIT SUISSE FIRST BOSTON LLC

Acting on behalf of itself and as the Representative of the several Purchasers

CREDIT SUISSE FIRST BOSTON LLC

by	/s/ HAROLD BOGLE
	Name:	Harold Bogle
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS, INC.

Acting on behalf of itself and as the Representative of the several Purchasers

CITIGROUP GLOBAL MARKETS, INC.

by	/s/ TIMOTHY P. DILWORTH
	Name:	Timothy P. Dilworth
	Title:	Vice-President

EXHIBIT A

[Form of Registration Rights Agreement]

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$54,000,000
Citigroup Global Markets Inc.	54,000,000
Deutsche Bank Securities Inc.	17,250,000
J.P. Morgan Securities Inc.	17,250,000
Banc One Capital Markets, Inc.	7,500,000

Total	$150,000,000

SCHEDULE B

Concentra Health Services, Inc.

Concentra Integrated Services, Inc.

Concentra Laboratory, L.L.C.

Concentra Managed Care Business Trust

Concentra Management Services, Inc.

Concentra Preferred Systems, Inc.

Concentra Preferred Business Trust

CRA Managed Care of Washington, Inc.

CRA-MCO, Inc.

First Notice Systems, Inc.

Focus Healthcare Business Trust

Focus Healthcare Management, Inc.

Healthnetwork Systems LLC

Medical Network Systems LLC

Metracomp Inc.

National Healthcare Resources, Inc.

NHR Washington, Inc.

Occucenters I, L.P.

OCI Holdings, Inc.

SCHEDULE C

NAME OF ENTITY	DOMESTIC STATE	CONCENTRA OWNER	% OWNED	GUARANTOR

CONCENTRA AKRON, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA ARKANSAS, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA BIRMINGHAM, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA HEALTH SERVICES, INC.	Nevada	Concentra Operating Corporation	100%	YES

CONCENTRA INTEGRATED SERVICES, INC.	Massachusetts	National Healthcare Resources, Inc.	100%	YES

CONCENTRA LABORATORY, L.L.C.	Delaware	Concentra Health Services, Inc.	100%	YES

CONCENTRA MANAGED CARE BUSINESS TRUST	Massachusetts	CRA Managed Care of Washington, Inc.	100%	YES

CONCENTRA MANAGEMENT SERVICES, INC.	Nevada	Concentra Operating Corporation	100%	YES

CONCENTRA NEW ORLEANS, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA OCCUPATIONAL HEALTHCARE HARRISBURG, L.P.	Pennsylvania	Concentra Health Services, Inc.	51%	NO

CONCENTRA PREFERRED SYSTEMS, INC.	Delaware	Concentra Operating Corporation	100%	YES

CONCENTRA PREFERRED BUSINESS TRUST	Massachusetts	Concentra Preferred Systems, Inc.	100%	YES

CONCENTRA SOUTH CAROLINA, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA ST. LOUIS, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA-UPMC, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA/VANDERBILT, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CONCENTRA WINSTON-SALEM, L.L.C.	Delaware	Concentra Health Services, Inc.	51%	NO

CRA MANAGED CARE OF WASHINGTON, INC.	Washington	Concentra Integrated Services, Inc.	100%	YES

CRA-MCO, INC.	Nevada	Concentra Integrated Services, Inc.	100%	YES

FIRST NOTICE SYSTEMS, INC.	Delaware	Concentra Integrated Services, Inc.	100%	YES

FOCUS HEALTHCARE BUSINESS TRUST	Massachusetts	Focus Healthcare Management, Inc.	100%	YES

FOCUS HEALTHCARE MANAGEMENT, INC.	Tennessee	Concentra Integrated Services, Inc.	100%	YES

HEALTHNETWORK SYSTEMS LLC	Delaware	Concentra Preferred Systems, Inc.	100%	YES

MANAGED PRESCRIPTION PROGRAM	Arizona	Concentra Health Services, Inc.	94%	NO

MEDICAL NETWORK SYSTEMS LLC	Delaware	Concentra Preferred Systems, Inc.	100%	YES

METRACOMP INC.	Connecticut	National Healthcare Resources, Inc.	100%	YES

NATIONAL HEALTHCARE RESOURCES, INC.	Delaware	Concentra Operating Corporation	100%	YES

NHR WASHINGTON, INC.	Delaware	National Healthcare Resources, Inc.	100%	YES

OCCUCENTERS I, L.P.	Texas	Concentra Health Services, Inc. (GP) OCI Holdings, Inc. (LP)	1% 99%	YES

OCCUPATIONAL HEALTH VENTURES, L.L.C.	Pennsylvania	Concentra Health Services, Inc.	51%	NO

OCI HOLDINGS, INC.	Nevada	Concentra Health Services, Inc.	100%	YES

OHC OF OKLAHOMA, L.L.C.	Oklahoma	Concentra Health Services, Inc.	51%	NO

TUCSON OCCUPATIONAL MEDICINE PARTNERSHIP	Arizona	Concentra Health Services, Inc.	95%	NO